MINTMIRE & ASSOCIATES
                         265 SUNRISE AVENUE, SUITE 204
                              PALM BEACH, FL 33480
                                 (561)832-5696

EXHIBIT 11.3

                               OPINION RE LEGALITY

March 28, 2003

Smart Technology, Inc.
222 Lakeview Avenue
PMB 433
West Palm Beach, FL 33401

Re: Registration Statement on Form SB-1

Ladies and Gentlemen:

We have acted as counsel to Smart Technology, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-1 (Registration Number 333-87006) (the "Registration
Statement"), under the Securities Act of 1933, as amended (the "Act"), registering initially an aggregate of 300,000 shares of the Company's Common Stock, par value $.0001,all of which are offered by the Company (the "Offered Shares") and registering 555,632 shares of the Company's Common Stock, that are available for resale by the Selling Shareholders (as defined in the Registration Statement) at the conclusion of the Primary Offering (the "Selling Shareholders' Shares").

For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, each as amended to date, resolutions adopted by the Company's Board of Directors and other agreements, instruments, documents and records relating to the Company and the issuance of the Selling Shareholders' Shares and the Offered Shares as we deemed appropriate. In all examinations, we have assumed the legal capacity of each natural person signing any of the documents and corporate records relating to the Company, the genuineness of signatures, the authenticity of the documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company. As to various questions of fact material to our opinion, we have relied on representations of officers of the Company.

We express no opinion concerning the laws of any jurisdictions other than the Florida Business Corporation Act and all other Florida statutory provisions including the applicable rules and regulations underlying those provisions and the applicable judicial and regulatory determinations.

On the basis of the foregoing, we are of the opinion that the Selling Shareholders' Shares have been validly issued and have been fully paid and are non-assessable by the Company, and the Offered Shares, when issued, will be validly issued, and fully paid and non-assessable by the Company.

We consent to the reference to us in the prospectus constituting part of the Registration Statement under the caption "Legal Matters".

Very truly yours,


/s/ Mintmire & Associates
Mintmire & Associates